UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

TRULI MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53641	26-3090646
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 W 40th St New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 925-7010

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On June 5, 2018, Truli Media Group, Inc. (the “Company”) filed three certificates of amendment amending the terms of the certificate of designations for the Company’s Series A Convertible Preferred Stock (the “Series A”), the Series C Convertible Preferred Stock (the “Series C”), and the Series C-1 Convertible Preferred Stock (the “Series C-1”) (each of the amendments are referred to as an “Amendment” and collectively the “Amendments”). The Amendments modify the terms of the Series A, Series C, and Series C-1 to allow each holder of the Company’s Series A, Series C, and Series C-1 to beneficially own up to 4.99% of the common stock of the Company. On June 11, 2018, the Company received confirmation from the Delaware Secretary of State that the Amendments were approved and became effective on June 5, 2018.

The foregoing description of the Amendments is a summary only and is qualified in its entirety by the form of Amendment to the Series A, Series C, and Series C-1 which are filed as Exhibits 4.1, 4.2, and 4.3 hereto, receptively, and which are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure included under Item 3.03, above is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Series A Amendment
4.2	Series C Amendment
4.3	Series C-1 Amendment

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 11, 2018	TRULI MEDIA GROUP, INC.

	By:	/s/ Miles Jennings
Miles Jennings
Chief Executive Officer (Principal Executive Officer)

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